United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2016

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2016, Bank of North Carolina (the “Bank”), the wholly-owned subsidiary of BNC Bancorp (the “Company”), entered into Salary Continuation Agreements (each, an “Agreement” and collectively, the “Agreements”) with each of: (i) Richard D. Callicutt II, President and Chief Executive Officer; (ii) David B. Spencer, Senior Executive Vice President and Chief Financial Officer; and (iii) Ronald J. Gorczynski, Executive Vice President and Chief Accounting Officer. On December 12, 2016, the Bank also entered into an associated Endorsement Split Dollar Agreement (the “Split Dollar Agreement”) with Mr. Gorczynski. The Agreements and the Split Dollar Agreement were each effective as of December 1, 2016. The Bank entered into the agreements with each of the executives to recognize the successful completion of the acquisition and operational conversion of High Point Bank Corporation. Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the applicable agreement.

The Agreements are unfunded and designed to be nonqualified deferred compensation retirement plans in compliance with Section 409A of the Code. Each Agreement is a defined benefit program in which the participant is promised a benefit according to a set formula; such benefit is paid to the participant (or his beneficiary) in equal monthly installments starting on the first day of the month immediately after the month in which he attains Normal Retirement Age. Under the Agreements, each executive will receive the following amount each year once he begins to receive his benefit: (i) Mr. Callicutt - $325,500; (ii) Mr. Spencer - $211,000; and (iii) Mr. Gorczynski - $60,000. The benefits received under the Agreements are payable for life and will increase by 1.50% annually for Messrs. Callicutt and Spencer and by 3.00% annually for Mr. Gorczynski. Each participant in the Agreements will fully vest in his benefit upon the occurrence of a Change in Control of the Company. In the event of a Change in Control, each Agreement provides for the specified annual retirement benefit to be payable for life commencing at age 65.

The Split Dollar Agreement provides that in the event of Mr. Gorczynski’s death before the earlier of his Separation from Service or the date he attains age 65, his designated beneficiaries would be entitled to the lesser of (x) $886,275, or (y) 100% of his Net Death Proceeds (his “Interest”). The policy cash surrender value is payable in its entirety to the Bank. If a Change in Control occurs before Mr. Gorczynski’s Separation from Service, at his death his beneficiary would be entitled to his Interest whether he dies before or after Separation from Service.

The foregoing summary of the Agreements and the Split Dollar Agreement is qualified in its entirety by reference to the Agreements, which are attached hereto as Exhibit 10.1, 10.2 and 10.3, and the Split Dollar Agreement, which is attached hereto as Exhibit 10.4, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 –     Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of
North Carolina and Richard D. Callicutt II

Exhibit 10.2 –     Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of
North Carolina and David B. Spencer

Exhibit 10.3 –     Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of
North Carolina and Ronald J. Gorczynski

Exhibit 10.4 –     Endorsement Split Dollar Agreement, dated as of December 12, 2016, by and between Bank of North Carolina and Ronald J. Gorczynski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2016

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of North Carolina and Richard D. Callicutt II
10.2	Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of North Carolina and David B. Spencer
10.3	Salary Continuation Agreement, dated as of December 12, 2016, by and between Bank of North Carolina and Ronald J. Gorczynski
10.4	Endorsement Split Dollar Agreement, dated as of December 12, 2016, by and between Bank of North Carolina and Ronald J. Gorczynski

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